Exhibit  99.1

ANOTHER RECORD YEAR FOR RLI

          PEORIA, Ill., Jan. 20 /PRNewswire-FirstCall/ -- RLI Corp. (NYSE: RLI) announced fourth quarter net earnings of $29.5 million ($1.13 per diluted share), which was 83% better than the $16.1 million ($0.62 per diluted share)posted in the same quarter last year. For the year 2004, RLI net earnings were$73.0 million ($2.80 per diluted share), 2% above last year’s $71.3 million($2.76 per diluted share). All net earnings results set fourth quarter and annual records.

          Quarterly operating earnings of $26.8 million ($1.02 per share) were a 71% gain over last year’s $15.6 million ($0.60 per share) result. For the year, operating earnings of $64.3 million ($2.47 per share) were 10% more than the $58.7 million ($2.27 per share) reported last year. Both the per-share and total dollar results set quarterly and annual operating earnings records.

          The quarter’s results include three adjustments to loss reserves. During the quarter, favorable experience on casualty business for prior accident years positively affected pretax earnings by $8.7 million, or $0.22 per share. Moreover, a re-evaluation of current accident year losses on casualty business resulted in a positive impact of $2.8 million, or $0.07 per share. Finally, third quarter hurricane loss estimates were revised, primarily influencing the property segment, and improved the final quarter’s results by $1.8 million, or $.04 per share.

          For the year ended December 31, 2004, shareholders’ equity grew 13%, to $623.7 million; book value per share was up 12%, to $24.64; assets rose by 16%, to $2.5 billion; and RLI stock closed at $41.57 (a 12.4% annual return). Each of these set a year-end RLI record.

Underwriting results

          RLI reported a fourth quarter underwriting profit of $24.4 million on an 81.3 net GAAP combined ratio versus the $11.6 million gain on a 90.4 combined ratio for the same period last year. For the year, underwriting profit stood at a record $39.9 million on a 92.2 combined ratio, versus 2003’s $37.3 million on a 92.0 combined ratio. The property segment led the way with a 79.2 combined ratio. Casualty business continued to post profitable results, with a combined ratio of 94.7. The surety segment finished with a much improved 100.2 combined ratio.

          Net premiums earned grew 7% for the quarter, to $130.6 million, and resulted in consolidated revenue of $149.5 million, an increase of 11%. Gross premiums written of $178.5 million were down 3% for the quarter; the year-end result of $752.6 million was up 1% over 2003. Segment performance for the year included an increase in surety gross premiums of 5%, a rise in casualty writings of 4%, and an 8% reduction in property business.

          “The insurance marketplace for 2004 was as expected -- solid, but not as robust as the prior two years,” said RLI President & CEO Jonathan E. Michael. “Our underwriters found excellent opportunities for profitable property business, and growth in surety and casualty segments. Regardless of market conditions, our business model is geared to create underwriting profits and deliver the rewards to our shareholders.

          “Our property segment finished the year with an excellent quarter, which helped minimize the effects of the third quarter hurricanes on our results. Casualty experience is proving to be better than anticipated. Surety results are much improved, reflecting economic conditions and underwriting controls.”

Investment income

          Investment income for the quarter reached $14.8 million, a 29% increase over the fourth quarter of last year due to the strength of cash flows and the proceeds from the December 2003 debt offering. For the year, invested assets grew 18%, which helped push the company’s investment portfolio to $1.6 billion.

          The company’s consolidated investment portfolio generated a 6.2% total return for the year. The equity portfolio registered an 8.2% return for the quarter, 13.1% for the year. The bond portfolio grew by 1.1% in the quarter and 4.7% for the full year.

          Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, posted a $39.1 million gain for the quarter ($1.49 per share). At year end, comprehensive earnings were $81.4 million ($3.12 per share).

Other quarterly news

          In the fourth quarter, RLI converted warrants in a private mortgage origination company, Taylor, Bean & Whitaker Mortgage Corp., into common shares. The resulting 21% ownership was reflected as investment in unconsolidated investee, was valued at $7.5 million as of December 31, 2004, and contributed $463,000 of earnings in the fourth quarter.

          RLI named Jordan W. Graham to its board of directors on November 22, 2004. Graham, a business strategy and technology consultant, most recently was an executive with Cisco Systems, Inc.

          In other action, the company paid a fourth quarter cash dividend of $0.14 per share on January 14, 2005, which reflected a $0.01 increase over the previous quarter and was the second dividend increase of 2004.

          During the quarter, RLI’s transportation division announced the launching of a new commercial auto insurance unit. The new unit will write mono-line commercial auto business with its existing specialty brokers while appointing a limited number of new producers in targeted states.

          At 3:15 p.m. CST today, January 20, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested  parties may listen to the discussion through the Internet at RLI’s website, http://www.rlicorp.com.

          Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2003.

          RLI is a specialty insurance company offering a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from 20 office locations. The company’s talented associates have delivered underwriting profits in 24 of the last 28 years, including the last nine. RLI’s insurance subsidiaries --RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company -- are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

          For additional information, contact RLI Vice President, Corporate Development Aaron Jacoby at (309) 693-5880 or at aaron_jacoby@rlicorp.com.or visit our website at http://www.rlicorp.com.

RLI CORP.
2004 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,

	2004	2003	% Change

SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$130,556	$121,872	7.1%
Net investment income	14,756	11,396	29.5%
Net realized investment gains	4,139	815	407.9%
Consolidated revenue	149,451	134,083	11.5%
Loss and settlement expenses	61,768	72,192	-14.4%
Policy acquisition costs	34,999	30,656	14.2%
Other insurance expenses	9,369	7,402	26.6%
Interest expense on debt	1,766	417	323.5%
General corporate expenses	2,013	1,015	98.3%
Total expenses	109,915	111,682	-1.6%
Equity in earnings of unconsolidated investees	1,063	382	178.3%
Earnings before income taxes	40,599	22,783	78.2%
Income tax expense	11,130	6,689	66.4%
Net Earnings	$29,469	$16,094	83.1%
Other comprehensive earnings, net of tax	9,624	14,085	-31.7%
Comprehensive earnings	$39,093	$30,179	29.5%
Operating Earnings: (2)
Net Earnings	$29,469	$16,094	83.1%
Less: Realized investment gains, net of tax	2,690	530	407.5%
Realized gain on sale of insurance shell (1)	0	0	—
Tax benefit on sale of insurance shell (1)	0	(53)	—
Operating earnings	$26,779	$15,617	71.5%
Return on Equity:
Net earnings (trailing four quarters)
Comprehensive earnings (trailing four quarters)
Per Share Data
Diluted:
Weighted average shares outstanding (in 000’s)	26,155	26,006
EPS from operations (2)	$1.02	$0.60	70.0%
Realized gains, net of tax (1)	0.11	0.02	450.0%
Net earnings per share	$1.13	$0.62	82.3%
Comprehensive earnings per share	$1.49	$1.16	28.4%
Cash dividends per share	$0.14	$0.11	27.3%

	Twelve Months Ended December 31,

	2004	2003	% Change

SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$511,348	$463,597	10.3%
Net investment income	54,087	44,151	22.5%
Net realized investment gains	13,365	12,138	10.1%
Consolidated revenue	578,800	519,886	11.3%
Loss and settlement expenses	306,131	278,990	9.7%
Policy acquisition costs	134,595	119,281	12.8%
Other insurance expenses	30,731	27,989	9.8%
Interest expense on debt	6,894	1,010	582.6%
General corporate expenses	5,536	3,886	42.5%
Total expenses	483,887	431,156	12.2%
Equity in earnings of unconsolidated investees	5,429	5,548	-2.1%
Earnings before income taxes	100,342	94,278	6.4%
Income tax expense	27,306	22,987	18.8%
Net Earnings	$73,036	$71,291	2.4%
Other comprehensive earnings, net of tax	8,318	26,402	-68.5%
Comprehensive earnings	$81,354	$97,693	-16.7%
Operating Earnings: (2)
Net Earnings	$73,036	$71,291	2.4%
Less: Realized investment gains, net of tax	8,687	5,665	53.3%
Realized gain on sale of insurance shell (1)	0	3,422	—
Tax benefit on sale of insurance shell (1)	0	3,469	—
Operating earnings	$64,349	$58,735	9.6%
Return on Equity:
Net earnings (trailing four quarters)	12.5%	14.1%
Comprehensive earnings (trailing four quarters)	14.0%	19.4%
Per Share Data
Diluted:
Weighted average shares outstanding (in 000’s)	26,093	25,846
EPS from operations (2)	$2.47	$2.27	8.8%
Realized gains, net of tax (1)	0.33	0.49	-32.7%
Net earnings per share	$2.80	$2.76	1.4%
Comprehensive earnings per share	$3.12	$3.78	-17.5%
Cash dividends per share	$0.51	$0.40	27.5%

          (1)      The sale of an insurance company shell during the third quarter of 2003 resulted in non-operating gain of $6.9 million ($0.27 per share), inclusive of a $3.4 million realized gain and a relating tax benefit on the sale of $3.5 million.

          (2)      Net operating earnings and EPS from operations consist of our net earnings reduced by after-tax realized investment gains/losses.  This measure is useful in gauging our core operating performance across reporting periods, but may not be comparable to the definition of operating earnings used by all companies.

RLI CORP.
2004 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2004	2003	% Change	2004	2003	% Change

Total Gross Revenues Gross premiums written	$178,495	184,440	-3.2%	$752,588	$742,477	1.4%
Net investment income	14,756	11,396	29.5%	54,087	44,151	22.5%
Net realized investment gains	4,139	815	407.9%	13,365	12,138	10.1%
Total	$197,390	$196,651	0.4%	$820,040	$798,766	2.7%
Net Cash Flow from Operations	$13,645%	$41,191	-66.9	$188,962	$191,019	-1.1%

	December 31, 2004	December 31, 2003	% Change

SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$1,253,843	$1,057,339	18.6%
(amortized cost - $1,237,843 at 12/31/04)
(amortized cost - $1,038,855 at 12/31/03)
Equity securities	315,875	276,021	14.4%
(cost - $169,479 at 12/31/04)
(cost - $144,550 at 12/31/03)
Total investments	1,569,718	1,333,360	17.7%
Premiums and reinsurance balances receivable	146,667	152,860	-4.1%
Ceded unearned premiums	101,446	101,748	-0.3%
Reinsurance recoverable on unpaid losses	464,180	372,048	24.8%
Deferred acquisition costs	67,146	63,737	5.3%
Property and equipment	18,335	18,616	-1.5%
Investment in unconsolidated investees	43,398	30,683	41.4%
Goodwill	26,214	26,214	0.0%
Other assets	31,671	35,098	-9.8%
Total assets	$2,468,775	$2,134,364	15.7%
Unpaid losses and settlement expenses	1,132,599	903,441	25.4%
Unearned premiums	367,205	367,642	-0.1%
Reinsurance balances payable	78,062	92,382	-15.5%
Short-term debt	46,839	47,560	-1.5%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	38,966	38,818	0.4%
Other liabilities	81,443	30,387	168.0%
Total liabilities	1,845,114	1,580,230	16.8%
Shareholders’ equity	623,661	554,134	12.5%
Total liabilities & shareholders’ equity	$2,468,775	$2,134,364	15.7%
Common shares outstanding (in 000’s)	25,316	25,165
Book Value per share	$24.64	$22.02	11.9%
Closing stock price per share	$41.57	$37.46	11.0%
Statutory Surplus	$605,967	$546,586	10.9%

RLI CORP.
2004 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

UNDERWRITING SEGMENT DATA
(in thousands)

Three Months Ended December 31,	Property	GAAP Ratios	Surety	GAAP Ratios

2004
Gross premium written	$36,628		$11,270
Net premium written	18,156		10,096
Net premium earned	24,585		12,085
Net loss & settlement expenses	5,124	20.8%	4,432	36.7%
Net operating expenses	8,987	36.6%	7,634	63.2%
Underwriting income (loss)	$10,474	57.4%	$19	99.9%
2003
Gross premium written	$44,421		$11,114
Net premium written	22,954		9,728
Net premium earned	25,590		11,005
Net loss & settlement expenses	4,830	18.9%	5,860	53.2%
Net operating expenses	8,667	33.9%	7,174	65.2%
Underwriting income (loss)	$12,093	52.8%	$(2,029)	118.4%

Three Months Ended December 31,	Casualty	GAAP Ratios	Total	GAAP Ratios

2004
Gross premium written	$130,597		$178,495
Net premium written	92,654		120,906
Net premium earned	93,886		130,556
Net loss & settlement expenses	52,212	55.6%	61,768	47.3%
Net operating expenses	27,747	29.6%	44,368	34.0%
Underwriting income (loss)	$13,927	85.2%	$24,420	81.3%
2003
Gross premium written	$128,905		$184,440
Net premium written	91,410		124,092
Net premium earned	85,277		121,872
Net loss & settlement expenses	61,502	72.1%	72,192	59.2%
Net operating expenses	22,217	26.1%	38,058	31.2%
Underwriting income (loss)	$1,558	98.2%	$11,622	90.4%

UNDERWRITING SEGMENT DATA
(in thousands)

Three Months Ended December 31,	Property	GAAP Ratios	Surety	GAAP Ratios

2004
Gross premium written	$178,625		$54,146
Net premium written	91,549		49,214
Net premium earned	98,043		47,688
Net loss & settlement expenses	41,735	42.6%	18,355	38.5%
Net operating expenses	35,908	36.6%	29,402	61.7%
Underwriting income (loss)	$20,400	79.2%	$(69)	100.2%
2003
Gross premium written	$193,359		$51,426
Net premium written	103,508		43,704
Net premium earned	107,678		46,371
Net loss & settlement expenses	32,422	30.1%	23,277	50.2%
Net operating expenses	36,297	33.7%	29,684	64.0%
Underwriting income (loss)	$38,959	63.8%	$(6,590)	114.2%

Three Months Ended December 31,	Casualty	GAAP Ratios	Total	GAAP Ratios

2004
Gross premium written	$519,817		$752,588
Net premium written	370,449		511,212
Net premium earned	365,617		511,348
Net loss & settlement expenses	246,041	67.3%	306,131	59.9%
Net operating expenses	100,016	27.4%	165,326	32.3%
Underwriting income (loss)	$19,560	94.7%	$39,891	92.2%
2003
Gross premium written	$497,692		$742,477
Net premium written	326,882		474,094
Net premium earned	309,548		463,597
Net loss & settlement expenses	223,291	72.1%	278,990	60.2%
Net operating expenses	81,289	26.3%	147,270	31.8%
Underwriting income (loss)	$4,968	98.4%	$37,337	92.0%

SOURCE  RLI Corp.
     -0-                                        01/20/2005
     /CONTACT:  Aaron Jacoby of RLI Corp., +1-309-693-5880,
Aaron_Jacoby@rlicorp.com /
     /Web site:  http://www.rlicorp.com /